EXHIBIT 99.1

FDA Grants IND Approval for Phase 2 Clinical Trial of Innovation Pharmaceuticals’ Brilacidin for Treating COVID-19

•	Brilacidin’s potent in vitro inhibition of the Washington and Italian strains of SARS-CoV-2 support its potential to inhibit emerging coronavirus mutations (variants), such as those in the United Kingdom, Denmark and South Africa
•	120-patient trial to be conducted at U.S. and international clinical sites
•	Primary endpoint time to sustained recovery through Day 29

WAKEFIELD, MA – December 21, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company developing Brilacidin, a Host Defense Protein (HDP) mimetic representing a new class of drug with antiviral, anti-inflammatory and anti-bacterial properties, is pleased to announce that the U.S. Food and Drug Administrations (FDA) has approved the Company’s Investigational New Drug (IND) application to proceed with initiation of a Phase 2 clinical trial of Brilacidin in hospitalized patients with COVID-19.

Brilacidin has been shown in vitro to be effective against different SARS-CoV-2 strains (Washington and Italian), as well as multiple human coronaviruses, making it less likely to be affected by emerging mutations (in the United Kingdom, Denmark and South Africa) and further differentiating the drug from other COVID-19 treatments in development today.

With its unique HDP mimetic properties, Brilacidin has potential to exert antiviral activity across SARS-CoV-2 variants. The sudden emergence of highly contagious new variants of the coronavirus illuminates the urgent need for drugs, like Brilacidin, with a different mechanism of action from current antivirals to get this resilient virus under control.

The Phase 2 clinical trial is a randomized, double-blind, placebo-controlled, multi-national, multi-center study expected to enroll approximately 120 patients with moderate-to-severe COVID-19. The trial’s primary endpoint is time to sustained recovery through Day 29 based on the National Institute of Allergy and Infectious Diseases (NIAID) Adaptive COVID-19 Treatment Trial (ACTT) clinical status ordinal scale. The Company will now complete site initiation visits and contracts to add additional clinical sites to the study.

“It’s clear from comments of infectious disease experts like Dr. Anthony Fauci and recent news reports on emerging COVID-19 variants that we are not out of the woods yet with the coronavirus, by any stretch of the imagination. Even with vaccines starting to be rolled-out, it is going to be many more months for them to reach the masses and potentially years before vaccines are available worldwide,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “There is now and will be into the foreseeable future a real need for new therapeutics to treat people who contract the infection. We have great hopes Brilacidin will emerge as a novel therapeutic to help fight the global pandemic.”

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Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials (a total of 8) for other clinical indications, providing established safety and efficacy data on over 460 subjects, thereby potentially enabling it to rapidly help address the novel coronavirus crisis. Laboratory testing at independent laboratories supports Brilacidin’s antiviral ability to safely and potently inhibit SARS-CoV-2, and multiple strains of human coronaviruses (H-CoVs). In a human lung cell line against SARS-CoV-2, Brilacidin achieved a Selectivity Index of 426. A molecular screening study of 11,552 compounds also supports Brilacidin as a promising novel coronavirus treatment. Brilacidin antiviral research to date has been limited to laboratory-based experiments. Additional pre-clinical and clinical data support Brilacidin’s inhibition of IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines, which have been identified as central drivers in the worsening prognoses of hospitalized COVID-19 patients. Brilacidin’s robust antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. Collectively, these data support Brilacidin as a unique 3 in 1 combination—antiviral, immuno/anti-inflammatory, and antimicrobial—COVID-19 therapeutic candidate, with pan-coronavirus treatment potential. A preprint supporting Brilacidin’s COVID-19 treatment potential can be downloaded at the link below.

•	Brilacidin, a COVID-19 Drug Candidate, Exhibits Potent In Vitro Antiviral Activity Against SARS-CoV-2 https://www.biorxiv.org/content/10.1101/2020.10.29.352450v1.full

Global COVID-19 Cases and Mortality

An online tool tracking COVID-19 cases and mortality, both in the U.S. and globally, can be found on the Company’s website ( http://www.ipharminc.com ), and at the following link:
https://ipixcovid19tracker.com/

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About Innovation Pharmaceuticals Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious diseases, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com .

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses, as well as obtaining government regulatory approvals to commence clinical testing. Other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking regulatory and licensing approvals for Brilacidin and Kevetrin in the US and other juridictions; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACTS

Innovation Pharmaceuticals Inc.

Leo Ehrlich
info@ipharminc.com

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